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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K



                                CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      JANUARY 18, 2000 (JANUARY 14, 2000)



                         COMPREHENSIVE CARE CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                       1-9927                  95-2594724
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(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)



        4200 WEST CYPRESS STREET, STE 300
                  TAMPA, FLORIDA                             33607
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     (Address of Principal Executive Offices)             (Zip Code)



       Registrant's telephone number, including area code: (813) 876-5036

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ITEM 5. OTHER EVENTS.

         In view of the fact that the Company has moved its principal place of business and center of operations to Tampa, Florida; the location of most of the Company's contract activities being located in the southeastern portion of the United States; the recent contraction of business due to the expiration or termination of contracts; and the desire of the Company to eliminate and otherwise contain operating costs, the Company has determined to eliminate its California office and associated employees. In this respect, the Company has elected to terminate the employment of its President and Chairman, Chriss W. Street. This termination is with the thanks and gratitude of the Board for the years of past dedicated service by Mr. Street to the Company.

         The Company has entered into a Separation Agreement with Mr. Street settling all of its financial obligations to him under his employment agreement. Under the Separation Agreement, the Company is to pay Mr. Street an aggregate of $760,000 representing $600,000 in termination compensation, $150,000 in pro rata payment of a stay bonus which he would otherwise have been entitled to and $10,000 for all other benefits or obligations. The Company believes that the closure of its California facilities would result in a net cost savings to it over the remaining term of his agreement, together with additional savings beyond that term.

         Mr. Street has agreed to continue as an unpaid consultant to the Company with reference to the Company's pending refund issues with the Internal Revenue Service and with further reference to any pending or future litigation to which the Company is or may become a party.

         Mr. Street has agreed to the termination of an aggregate of 182,500 options. In consideration for the consulting services to be rendered by Mr. Street to the Company, Mr. Street has been granted options to purchase 100,000 shares of the Company's Common Stock at a price of $.5625 per share, exercisable through January 15, 2010, of which 50,000 options vest and become exercisable July 15, 2000 and 50,000 options vest and become exercisable January 15, 2001. In addition, Mr. Street has been granted options to purchase 100,000 shares of the Company's Common Stock at $.5625 per share, with vesting contingent on the success of the Company in reducing by 50% or more its existing contested obligations to the Internal Revenue Service.

         In connection with Mr. Street's separation of employment, he has resigned as an officer and director of the Company, Comprehensive Behavioral Care, Inc. and each and every subsidiary of, or controlled by, Comprehensive Care Corporation or Comprehensive Behavioral Care, Inc.




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         Effective upon the resignation of Mr. Street, Mr. Robert Landis, Chief
Financial Officer of the Company, has been elected Chairman of the Board of Directors of the Company. Ms. Mary Jane Johnson, Chief Operating Officer of the Company, has additionally been elected President and Chief Executive Officer of the Company. Ms. Cathy Welch has been elected Secretary of the Company.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                     COMPREHENSIVE CARE CORPORATION



                                     By: /s/ Robert J. Landis
                                         ---------------------
                                         Robert J. Landis
                                         Chairman of the Board



Date: January 18, 2000














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